UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

_______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):June 6, 2018

_______________________

ULTA BEAUTY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33764	38-4022268
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Remington Blvd., Suite 120,  Bolingbrook,  Illinois 60440

(Address of principal executive offices, including ZIP code)

(630) 410-4800

(Registrant’s telephone number, including area code)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 C.F.R. §240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 C.F.R. §240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).      Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  In accordance with the Corporate Governance Guidelines of Ulta Beauty, Inc. (the “Company”), Dennis K. Eck, who reached the age of 75 on May 30, 2018, submitted his resignation as a director of the Company.  In his resignation letter, Mr. Eck stated that he has no disagreements with the Company on any matter relating to the Company’s operations, policies or practices.  Based on the recommendation of the Nominating and Corporate Governance Committee of the Company’s Board of Directors,  the Board of Directors accepted Mr. Eck’s resignation on June 6, 2018 and, in accordance with the Corporate Governance Guidelines, it will be effective as of the date of the Company’s 2019 annual meeting of stockholders.

Item 5.07Submission of Matters to a Vote of Security Holders.

On June 6, 2018,  the Company held its 2018 annual meeting of stockholders (the “Annual Meeting”).  At the Annual Meeting, the Company’s  stockholders voted on the following proposals:

•The election of Robert F. DiRomualdo,  Catherine A. Halligan,  George R. Mrkonic and Lorna E. Nagler as Class II directors to hold office until the 2021 annual meeting of stockholders, and Sally E. Blount as a Class III director to hold office until the 2019 annual meeting of stockholders;

•The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year 2018, ending February 2, 2019;  and

•An advisory vote to approve the Company’s executive compensation.

As of the April 9,  2018 record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting, 60,512,033 shares of the Company’s common stock were outstanding and eligible to vote, with one vote for each share held.  Approximately 89.71% of all shares were represented at the Annual Meeting in person or by proxy. The following are the final votes on the matters presented for stockholder consideration at the Annual Meeting:

Election of Directors

The stockholders elected Robert F. DiRomualdo,  Catherine A. Halligan,  George R. Mrkonic and Lorna E. Nagler as Class II directors to hold office until the 2021 annual meeting of stockholders, and Sally E. Blount as a Class III director to hold office until the 2019 annual meeting of stockholders.  The results of the vote were as follows:

	For		Withheld		Broker Non-Votes
Name	Votes	Percentage (1)	Votes	Percentage (1)	Votes	Percentage (2)
Robert F. DiRomualdo	48,049,043	96.02%	1,991,775	3.98%	4,246,118	N/A
Catherine A. Halligan	49,472,952	98.87%	567,866	1.13%	4,246,118	N/A
George R. Mrkonic	49,907,515	99.73%	133,303	0.27%	4,246,118	N/A
Lorna E. Nagler	49,583,750	99.09%	457,068	0.91%	4,246,118	N/A
Sally E. Blount	49,940,460	99.80%	100,358	0.20%	4,246,118	N/A

Ratification of the Appointment of Ernst & Young LLP for Fiscal 2018

The stockholders  ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year 2018, ending February 2, 2019.  The results of the vote were as follows:

For		Against		Abstain		Broker Non-Votes
Votes	Percentage (1)	Votes	Percentage (1)	Votes	Percentage (1)	Votes	Percentage (2)
53,601,986	98.73%	657,333	1.21%	27,617	0.05%	0.00	0.00%

Advisory Vote to Approve the Company’s Executive Compensation

The stockholders approved the Company’s executive compensation.  The results of the advisory vote were as follows:

For		Against		Abstain		Broker Non-Votes
Votes	Percentage (1)	Votes	Percentage (1)	Votes	Percentage (1)	Votes	Percentage (2)
48,016,469	95.95%	1,547,481	3.09%	476,868	0.95%	4,246,118	N/A%

(1)Based on a total of all shares received and eligible to be counted as voted on this proposal at the Annual Meeting.

(2)“N/A” means that broker non-votes and/or abstentions do not have any effect on the voting results on this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTA BEAUTY, INC.

Dated: June 11, 2018	By:	/s/ Jodi J. Caro
Jodi J. Caro
General Counsel, Chief Compliance Officer and
Corporate Secretary